UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2011 (October 15, 2010)

First Quantum Ventures, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52759	20-4743354
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 Vista Parkway, Suite 292 West Palm Beach, Florida	33411
(Address of Principal Executive Office)	(Zip Code)

(561) 228-6148
(Issuer's Telephone Number)

(Former name or former address, if changes since last report)

The purpose of this current report on Form 8-K is to report a change in the Company’s auditors.

ITEM 4.01 Changes in Registrant’s Certifying Accountant

On October 15, 2010, Larry O’Donnell, CPA, PC retired and resigned as the Company’s Independent Auditor.

We understand that on December 14, 2010, Larry O’Donnell, CPA, PC’s registration with the Public Companies Accounting Oversight Board, (PCAOB), was revoked by the PCAOB.

During the Registrant's two most recent fiscal years and during any subsequent interim period prior to the October 15, 2010, resignation as the Company's independent auditors, there were no disagreements with Larry O’Donnell, CPA, PC, with respect to accounting or auditing issues of the type discussed in Item 304(a)(iv) of Regulation S-K.

O’Donnell’s audit opinion for the last two years contained an audit scope modification due to the Company’s uncertainty regarding its ability to continue as a going concern.

On October 15, 2010, the Company retained Malcolm Pollard, Inc. as the Company’s Independent Auditor.

During the Registrant's two most recent fiscal years or any subsequent interim period prior to engaging Malcolm Pollard, Inc., the Company, or someone on the Company's behalf, had not consulted Malcolm Pollard, Inc. regarding any of the accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-K.

The Company’s Board of Directors approved the change of auditors pursuant to Item 304(a)(1)(iii) of Regulation S-K.

On January 4, 2011, the Company provided Larry O’Donnell, CPA, PC with a copy of this disclosure and requested that it furnish a letter to the Company, addressed to the SEC, stating that it agreed with the statements made herein or the reasons why it disagreed.

EXHIBIT NUMBER	DESCRIPTION

Exhibit 16.1	Larry O’Donnell, CPA, PC letter regarding change of accountants

SIGNATURES

In accordance with Section 13 of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

First Quantum Ventures, Inc. A Nevada Corporation
(Registrant)

By:	/s/ Andrew Godfrey
Andrew Godfrey, CEO, CFO, Chairman

Date: January 5, 2011